UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2005

Power3 Medical Products, Inc.

(Exact name of registrant as specified in its charter)

New York	0-24921	65-0565144
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 Research Forest Drive, Suite B2-3
The Woodlands, Texas  77381

(Address of principal executive offices and zip code)

(281) 466-1600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                                             Termination of a Material Definitive Agreement

On June 3, 2005, in  connection with the resignation of Mr. Michael Rosinski as Chief Financial Office of Power3 Medical Products, Inc. (the “Company”), as described in Item 5.02 below, the employment agreement between the Company and Mr. Rosinski was terminated.  In addition, the stock grant of 140,000 shares of Restricted Stock to Mr. Rosinski is forfeited pursuant to the employment agreement.   Mr. Rosinski has returned his stock shares in accordance with this forfeiture.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 3, 2005, Mr. Michael Rosinski, Chief Financial Officer of the Company  resigned and thereby terminated his employment at the Company as of June 3, 2005.  Mr. Rosinski resigned to pursue personal interests and will be available for communication with the Company as to questions and matters of import to the Company.

On June 6, 2005, Mr. John Burton was named Chief Accounting Officer and Interim Controller of the Company.   Prior to joining the Company, Mr. Burton was employed at Affiniscape, Inc. where he served as Chief Financial Officer from December, 2003 until August, 2004.   From December, 1999 to March, 2003, he was employed at Bob Johnson & Associates, Inc. as Controller.  Mr. Burton has a BBA and MBA from The University of Texas at Austin.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power3 Medical Products, Inc.

	By:	/s/ Steven B. Rash
President & Chief Executive Officer

Date: June 8, 2005